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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LSI Logic Corporation Employee Stock Purchase Plan Amended and Restated and the International Employee Stock Purchase Plan of our report dated February 18, 2000, which appears in the 1999 Annual Report to Shareholders of LSI Logic Corporation, which is included in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                       /s/ PricewaterhouseCoopers LLP
                                       PricewaterhouseCoopers LLP


September 22, 2000
San Jose, California